EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Lantheus Holdings, Inc. and the effectiveness of Lantheus Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lantheus Holdings, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 2, 2026